Exhibit 3.9.1

TITLE 14A:2-7 New Jersey Business Corporation Act
CERTIFICATE OF INCORPORATION
(For Use by Domestic Profit Corporations)

THIS IS TO CERTIFY THAT, there is hereby organized a corporation under and by virtue of the above noted Statute, of the New Jersey Statutes.

1. Name of Corporation FLORIDA MEDICAL SPECIALISTS, INC.

2. Registered Agent Samuel A. Miller

3. Registered Office 107 Millburn Avenue
(STREET AND POSTAL DESIGNATION, IF APPLICABLE)

(CITY) Millburn (STATE) N.J. (ZIP) 07041

4. The Purpose(s) for which this corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under N.J.S.A 14A:1-1 et seq.

5. The aggregate number of shares which the corporation shall have authority to issue is: PAR ________ NO PAR 2,500

6. If applicable, set forth the designation of each class and series of shares, the number in each, and a statement of the relative rights, preferences and limitations.

7. If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both, and to determine or change their designation, number, relative rights, preferences and limitations.

8. The first Board of Directors shall consist of 1 Directors. (minimum of one)

NAME	STREET ADDRESS	CITY	STATE	ZIP
Samuel A. Miller	107 Millburn Ave.	Millburn	N.J.	07041

9. Name and Address of Incorporator(s)

NAME	STREET ADDRESS	CITY	STATE	ZIP
Reginald A. Jennings	1188 Raymond Blvd. Suite 146	Newark	N.J.	07102

10. The duration of the corporation is perpetual

11. Other provisions: ________

12. Effective date (if other than date of filing) ________

IN WITNESS WHEREOF, each individual Incorporator being over eighteen years of age has signed this Certificate, or if the Incorporator be a corporation has caused this Certificate to be signed by its duly authorized officers this 27th day of Sept. 1989.

Signature: [signature] Reginald A. Jennings

Signature: ________

Signature: ________

Signature: ________

The purpose of this form is to simplify the filing requirements of the Secretary of State, and does not replace the need for competent legal advice.

C-100 Rev. 10/83

Certificate of Amendment to the Certificate of Incorporation of Florida Medical Specialist, Inc.

Pursuant to the provisions of Sectin 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is: Florida Medical Specialist, Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation the 31 day of October, 2007

RESOLVED, that Article 2 of the Certificate of Incorporation be amended to read as follows.

"2. Registered Agent. Susan Kaplan"

RESOLVED, that Article 3 of the Certificate of Incorporation be amended to read as follows.

"3 Registered Office. 2 Executive Drive, Suit4e 785, Fort Lee, New Jersey 07024"

3. The number of shares outstanding at the time of the adoption of the amendment was:

The total number of shares entitled to vote thereon was: 2,500

4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
2,500	0

By: Lisa D. Principato
President

Dated this 1 day of November, 2007